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Filed Pursuant to Rule 424(b)(7)
Registration No. 333-227084

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Shares, par value $0.01 per share	17,250,000	$5.43	$93,667,500	$11,352.50

(1)
This filing fee is calculated and being paid pursuant to Rule 457(r) of the Securities Act of 1933 and relates to the registration statement on Form S-3 (File No. 333-227084) filed by Kosmos Energy Ltd. on August 28, 2018.

Prospectus Supplement
(To Prospectus dated August 28, 2018)

15,000,000 Common Shares

Kosmos Energy Ltd.

        The selling shareholders identified in this prospectus supplement are offering 15,000,000 common shares, par value $0.01 per share. We will not receive any of the proceeds from the sale of the common shares.

        Our common shares are listed on The New York Stock Exchange ("NYSE") and The London Stock Exchange ("LSE") under the symbol "KOS." The last reported sale price of our common shares on the NYSE on November 26, 2018 was $5.77 per share.

        The selling shareholders have granted the underwriter the right to purchase, within a period of 30 days beginning on the date of this prospectus supplement, up to 2,250,000 additional common shares at the public offering price, less the underwriting discounts and commissions.

        Investing in our common shares involves a high degree of risk. See "Risk Factors" on page S-4 of this prospectus supplement and on page 6 of the accompanying prospectus. You should also consider the risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to the Selling Shareholders, Before Expenses

Per Common Share	$5.43	$0.05	$5.38

Total	$81,450,000	$750,000	$80,700,000

        In connection with this offering, we have agreed to repurchase from the selling shareholders identified in this prospectus supplement, in a privately negotiated transaction, 35,000,000 shares of our common shares, at a price equal to the price per share at which the underwriter will purchase shares of our common shares from the selling shareholders in this offering (the "Share Repurchase"). This offering is not conditioned upon the completion of the Share Repurchase, but the Share Repurchase is conditioned upon the completion of this offering. The share repurchase has been unanimously approved by the members of our board of directors who are not affiliated with the selling shareholders. See "Summary—Share Repurchase."

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Pursuant to the Companies Act 1981 of Bermuda (the "Bermuda Companies Act"), there is no requirement to file this prospectus supplement with the Registrar of Companies in Bermuda. Neither the Bermuda Monetary Authority, the Registrar of Companies of Bermuda nor any other relevant Bermuda authority or government body accept any responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed herein.

        Delivery of the common shares will be made on or about November 29, 2018.

Barclays

The date of this prospectus supplement is November 26, 2018

        We and the selling shareholders have not, and the underwriter has not, authorized anyone to provide any information other than that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We, the selling shareholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling shareholders are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates. The terms "Kosmos," "we," "us" and "our" refer to Kosmos Energy Ltd. and our subsidiaries unless the context otherwise requires. The term "selling shareholders" refers, collectively, to the selling shareholders named in this prospectus supplement under the caption "Selling Shareholders."

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of common shares and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information regarding our securities, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the additional information described under the heading "Where You Can Find More Information and Incorporation of Information by Reference" in this prospectus supplement and under "Where You Can Find More Information" in the accompanying prospectus, in their entirety before making an investment decision.

        If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain estimates and forward-looking statements. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

        Our estimates and forward-looking statements may be influenced by the following factors, among others:

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  our ability to find, acquire or gain access to other discoveries and prospects and to successfully develop and produce from our current discoveries and prospects;

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  uncertainties inherent in making estimates of our oil and natural gas data;

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  the successful implementation of our and our block partners' prospect discovery and development and drilling plans;

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  projected and targeted capital expenditures and other costs, commitments and revenues;

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  termination of or intervention in concessions, rights or authorizations granted by the governments of the countries in which we operate (or their respective national oil companies) or any other federal, state or local governments or authorities, to us;

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  our dependence on our key management personnel and our ability to attract and retain qualified technical personnel;

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  the ability to obtain financing and to comply with the terms under which such financing may be available;

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  the volatility of oil and natural gas prices;

S-ii

  •
  the availability, cost, function and reliability of developing appropriate infrastructure around and transportation to our discoveries and prospects;

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  the availability and cost of drilling rigs, production equipment, supplies, personnel and oilfield services;

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  other competitive pressures;

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  potential liabilities inherent in oil and natural gas operations, including drilling and production risks and other operational and environmental risks and hazards;

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  current and future government regulation of the oil and gas industry or regulation of the investment in or ability to do business with certain countries or regimes;

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  cost of compliance with laws and regulations;

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  changes in environmental, health and safety or climate change or greenhouse gas laws and regulations or the implementation, or interpretation, of those laws and regulations;

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  adverse effects of sovereign boundary disputes in the jurisdictions in which we operate;

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  environmental liabilities;

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  geological, geophysical and other technical and operations problems, including drilling and oil and gas production and processing;

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  military operations, civil unrest, outbreaks of disease, terrorist acts, wars or embargoes;

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  the cost and availability of adequate insurance coverage and whether such coverage is enough to sufficiently mitigate potential losses and whether our insurers comply with their obligations under our coverage agreements;

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  our vulnerability to severe weather events, including tropical storms and hurricanes in the Gulf of Mexico;

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  our ability to meet our obligations under the agreements governing our indebtedness;

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  the availability and cost of financing and refinancing our indebtedness;

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  the amount of collateral required to be posted from time to time in our hedging transactions, letters of credit and other secured debt;

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  the result of any legal proceedings, arbitrations, or investigations we may be subject to or involved in;

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  our success in risk management activities, including the use of derivative financial instruments to hedge commodity and interest rate risks; and

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  other risk factors discussed in the "Risk Factors" section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, the quarter ended June 30, 2018 and the quarter ended September 30, 2018, and our Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated by reference in this prospectus supplement.

        The words "believe," "may," "will," "aim," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus might not occur, and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, including, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements.

S-iii

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement or the accompanying prospectus, or incorporated by reference in this prospectus supplement or the accompanying prospectus. As a result, this summary does not contain all of the information that may be important to you or that you should consider before investing in our common shares. You should read carefully this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all documents incorporated by reference herein and therein, which are described under "Where You Can Find More Information and Incorporation of Information by Reference" in this prospectus supplement and under "Where You Can Find More Information" in the accompanying prospectus.

Overview

        Kosmos is a full-cycle deepwater independent oil and gas exploration and production company focused along the Atlantic Margin. Our key assets include production offshore Ghana, Equatorial Guinea and U.S. Gulf of Mexico, as well as a world-class gas development offshore Mauritania and Senegal. We also maintain a sustainable exploration program balanced between proven basin short-cycle exploration (Equatorial Guinea and U.S. Gulf of Mexico), emerging basins (Mauritania, Senegal and Suriname) and frontier basins (Cote d'Ivoire, Namibia and Sao Tome and Principe).

        Kosmos was founded in 2003 to find oil in under-explored or overlooked parts of West Africa. Members of the management team—who had previously worked together making significant discoveries and developing them in Africa, the U.S. Gulf of Mexico, and other areas—established the company on a single geologic concept that previously had been overlooked by others in the industry, the Late Cretaceous play system.

        Following our formation, we acquired multiple exploration licenses and proved the geologic concept with the discovery of the Jubilee Field within the Tano Basin in the deep waters offshore Ghana in 2007. This was the first of our discoveries offshore Ghana; it was one of the largest oil discoveries worldwide in 2007 and is considered one of the largest finds offshore West Africa during that decade. Since then, we have opened the MSGBC (Mauritania, Senegal, The Gambia, Guinea Bissau, Guinea Conakry) basin offshore Mauritania and Senegal with the Greater Tortue discovery in 2015. The discovery was one of the largest discoveries worldwide in 2015 and is considered one of the largest finds offshore West Africa this decade. We have now drilled six successful exploration and appraisal wells offshore Mauritania and Senegal. In 2017, we acquired a position offshore Equatorial Guinea consisting of an effective 40.375% interest in the Ceiba & Okume fields as well as surrounding exploration acreage. In the third quarter 2018, we closed the acquisition of Deep Gulf Energy, officially marking our entrance into the U.S. Gulf of Mexico. As of September 30, 2018, our cumulative net production was approximately 70,000 barrels of oil equivalent per day ("boepd").

        In 2011, we became a publicly traded company on the NYSE, trading under the ticker symbol "KOS" and on the LSE in 2017. We had a market capitalization of approximately $2.8 billion as of October 31, 2018.

Share Repurchase

        In connection with this offering, we have agreed to repurchase from the selling shareholders identified in this prospectus supplement, in a privately negotiated transaction, 35,000,000 shares of our common shares, at a price equal to the price per share at which the underwriter will purchase shares of our common shares from the selling shareholders in this offering. This offering is not conditioned upon the completion of the Share Repurchase, but the Share Repurchase is conditioned upon the completion of this offering. The Share Repurchase has been unanimously approved by the members of our board of directors who are not affiliated with the selling shareholders.

        We intend to fund the Share Repurchase with cash on hand and other available sources of liquidity, including our credit facilities. The description of, and the other information in this prospectus supplement regarding, the Share Repurchase program are included in this prospectus supplement for informational purposes only. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of the common shares that we repurchase.

Corporate Information

        We were incorporated pursuant to the laws of Bermuda as Kosmos Energy Ltd. in January 2011. Following the completion of this offering, Kosmos Energy Ltd. may elect to discontinue from Bermuda and redomesticate in the State of Delaware. For a discussion of the material differences between Bermuda and Delaware law, please see "Description of Share Capital" in the accompanying prospectus and "Risk Factors—Risks Related to Our Common Shares—Bermuda law differs from the laws in effect in the United States and might afford less protection to shareholders" in our Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein.

        We maintain a registered office in Bermuda at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. The telephone number of our registered office is (441) 295-5950. Our U.S. subsidiaries maintain their headquarters at 8176 Park Lane, Suite 500, Dallas, Texas 75231 and their telephone number is (214) 445-9600. Our website is www.kosmosenergy.com. The information on, or accessible through, our website does not constitute part of this prospectus supplement or the accompanying prospectus.

 The Offering

Common shares offered by the selling shareholders	15,000,000 common shares, par value $0.01 per share. The selling shareholders have granted to the underwriter an option to purchase up to 2,250,000 additional common shares on the same terms and conditions for a period of 30 days from the date of this prospectus supplement.
Common shares outstanding after this offering and the Share Repurchase	398,617,302 common shares.
Use of Proceeds	We will not receive any of the proceeds from the sale of the common shares.
Dividend Policy	Historically, we have not paid dividends on our common shares; however, we anticipate that we may begin to pay dividends on our common shares beginning in fiscal year 2019. See "Dividend Policy."
Share Repurchase

We have agreed to repurchase 35,000,000 additional shares of our common shares from the selling shareholders identified in this prospectus supplement, at a price equal to the price per share at which the underwriter will purchase shares of our common shares from the selling shareholders in this offering.

Trading symbol for our common shares	Our common shares are listed on the NYSE and the LSE under the symbol "KOS."
Risk Factors

An investment in our common shares involves certain risks. You should carefully consider the risks described starting on page S-4 of this prospectus supplement, as well as other information included in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or incorporated by reference herein or therein, before making a decision to purchase the common shares offered hereby. Additional risks and uncertainties that we do not know about or that we currently believe are not material may also adversely affect our business, financial condition, results of operations and prospects.

        All applicable share, per share and related information in this prospectus supplement speaks as of November 1, 2018, unless otherwise indicated.

RISK FACTORS

        An investment in our common shares involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as the risk factors described under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, and all other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the common shares. If any of the risks actually occur, they may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our common shares could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results, financial condition or cash flow and could result in a complete or partial loss of your investment.

        This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Special Note on Forward-Looking Statements" in the accompanying prospectus and "Cautionary Note Regarding Forward-Looking Statements" in this prospectus supplement and any documents incorporated by reference herein and therein.

 Risks Relating to Our Business

We could incur additional U.S. federal income tax liabilities in connection with a redomestication.

        If we elect to discontinue from Bermuda and redomesticate in the State of Delaware, we expect that we and one or more of our non-U.S. subsidiaries would become tax residents of the United States in connection with our redomestication (each a "migrating entity"). In that event, in addition to generally becoming subject to U.S. corporate federal income tax for taxable periods after the migration, a migrating entity could incur a U.S. federal income tax liability in connection with the redomestication. In particular, one of our subsidiaries that we expect would be a migrating entity owns the stock of a U.S. corporation that holds our recently-acquired U.S. assets and that we expect is likely to be treated as a "United States real property holding corporation" as defined under the U.S. Internal Revenue Code of 1986, as amended (the "Code") and Treasury regulations thereunder. We expect that such subsidiary would be required to recognize and pay U.S. corporate federal income tax on any gain realized with respect to such stock in connection with the redomestication. We cannot predict at this time whether there will be a gain in such stock, or the amount of the gain, if and when we redomesticate, and therefore whether we would incur a U.S. federal income tax liability in connection with the redomestication or the amount of the tax liability. Any such tax liability could be material and have an adverse effect on our financial condition and results of operations.

Risks Relating to Our Common Shares

A U.S. investor, other than U.S. investors who own common shares with a fair market value of less than $50,000, may recognize taxable gain or dividend income with respect to its common shares in the event we become a Delaware corporation.

        In the event we discontinue from Bermuda and redomesticate and become a Delaware corporation, we would expect the redomestication to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code, in which case, except as described below, U.S. investors generally would not recognize gain or loss on our common shares pursuant to the redomestication.

        A U.S. investor that owned common shares with a fair market value of $50,000 or more could be required to recognize gain or income under Section 367(b) of the Code. Pursuant to Section 367(b) of the Code, (i) a U.S. investor that beneficially owned (directly, indirectly, or constructively) 10% or more of our common shares (a "10% U.S. shareholder") would be required to include in income as a deemed dividend its pro rata portion of our "all earnings and profits amount" with respect to its common shares, and (ii) a U.S. investor that is not a 10% U.S. shareholder and that owned common shares with a fair market value of $50,000 or more, would be required to recognize gain (but not loss) with respect to its common shares, unless it affirmatively elected on its U.S. income tax return to include as a deemed dividend its pro rata portion of our "all earnings and profits amount" with respect to its common shares. However, we expect that our "all earnings and profits amount" with respect to all of our shareholders will be zero at the time of redomestication if we redomesticate prior to January 1, 2019. Notwithstanding this expectation, it is possible, however, that our "all earnings and profits amount" could be greater than expected if the redomestication happens prior to January 1, 2019, or that, if the redomestication happens in 2019 or thereafter, that we could have a substantial "all earnings and profits amount" as of the date of the redomestication. We would expect to make available to U.S. investors the information required to make the election to include as a deemed dividend our "all earnings and profits amount" in lieu of recognizing gain on our common shares.

        In the event we discontinue from Bermuda and redomesticate in the State of Delaware, U.S. investors should consult their tax advisers regarding the consequences of the redomestication to them. See "Certain Tax Considerations—U.S. Federal Income Tax Considerations—Tax Consequences Relating to Our Potential Redomestication."

A non-U.S. investor may be subject to U.S. federal income tax (including withholding tax) on distributions on its common shares or upon a sale or disposition of its common shares in the event we become a Delaware corporation.

        In the event we discontinue from Bermuda and redomesticate and become a Delaware corporation, dividends (if any) paid to a non-U.S. investor generally would be subject to U.S. federal withholding tax at a rate of 30% or a reduced rate under an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. investor would be required to provide an Internal Revenue Service ("IRS") Form W-8BEN or W-8BEN-E (as applicable) certifying its entitlement to benefits under an applicable income tax treaty. A non-U.S. investor could also be subject to U.S. federal income tax or, if our common shares ceased to be publicly traded, U.S. federal withholding tax upon a sale or disposition of our common shares if we were to become a "United States real property holding corporation," as described below, at the time of the redomestication or thereafter. We cannot predict whether we would be a "United States real property holding corporation" at the time of the redomestication or thereafter, as the determination would depend on the composition and relative values of our assets at such time. There can be no assurance that we would not be a "United States real property holding corporation" at the time of the redomestication or thereafter. See "Certain Tax Considerations—U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Holders of Owning Our Common Shares if We Redomesticate to the United States."

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the common shares. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of common shares by the selling shareholders.

MARKET PRICE OF OUR COMMON SHARES

        Our common shares are traded on the NYSE and the LSE under the symbol "KOS." On November 26, 2018, the last reported sale price for our common shares on the NYSE was $5.77 per share. As of November 1, 2018, we had approximately 62 shareholders of record.

DIVIDEND POLICY

        Historically, we have not paid dividends on our common shares. We anticipate that we may begin to pay dividends on our common shares beginning in fiscal year 2019 following our redomestication to Delaware. We are subject to Bermuda legal constraints that may affect our ability to pay dividends on our common shares and make other payments. Under the Bermuda Companies Act, we may not declare or pay a dividend if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due or that the realizable value of our assets would thereafter be less than the aggregate of our liabilities. Pursuant to the terms of certain of our debt agreements, we are restricted in our ability to pay dividends, and certain of our subsidiaries are restricted in their ability to pay dividends to us unless certain conditions, financial and otherwise, are met. Any decision to pay dividends in the future is at the discretion of our board of directors and depends on our financial condition, results of operations, capital requirements and other factors that our board of directors deems relevant.

 SELLING SHAREHOLDERS

        The following table sets forth the number of common shares owned by the selling shareholders prior to this offering, the number of common shares to be offered for sale by the selling shareholders in this offering, the number of common shares to be owned by the selling shareholders after the completion of this offering and the number of common shares to be owned by the selling shareholders after the completion of this offering and the Share Repurchase and the percentage of our issued and outstanding common shares owned by the selling shareholders prior to this offering and to be owned after the completion of this offering. See "Summary—Share Repurchase."

        The underwriter of this offering has an option to purchase up to 2,250,000 additional common. The following table assumes that such option will not be exercised.

        Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Percentage of beneficial ownership is based on 433,617,302 common shares issued and outstanding as of November 1, 2018.

        Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all common shares shown to be beneficially owned by them, based on information provided to us by such shareholders.

						Shares Beneficially Owned After the Offering and the Share Repurchase*
	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering*
			Number of Shares Being Offered
Name and Address of Beneficial Owner	Number	Percent		Number	Percent	Number	Percent
Warburg Pincus Funds(1)	85,824,222	19.79	15,000,000	70,824,222	16.33	35,824,222	8.99

*
Assumes no exercise of the underwriter's option to purchase additional shares.

(1)
The Warburg Pincus Funds are comprised of the following entities: Warburg Pincus International Partners, L.P., a Delaware limited partnership ("WPIP"), and two affiliated funds who collectively hold 42,912,116 shares, and Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership ("WP VIII"), and two affiliated funds who collectively hold 42,912,106 shares. The total number of shares reported by WPIP includes 1,716,488 shares that are owned by its affiliated fund Warburg Pincus Netherlands International Partners I C.V., a company incorporated under the laws of the Netherlands ("WPIP Netherlands"), and 63,506 shares that are owned by its affiliated fund WP-WPIP Investors L.P., a Delaware limited partnership ("WPIP Investors"). WPIP expressly disclaims beneficial ownership with respect to any common shares other than the common shares owned of record by WPIP. The total number of shares reported by WP VIII includes 1,205,866 shares that are owned by its affiliated fund Warburg Pincus Netherlands Private Equity VIII C.V. I, a company incorporated under the laws of the Netherlands ("WP VIII Netherlands"), and 120,154 shares that are owned by its affiliated fund WP-WPVIII Investors, L.P., a Delaware limited partnership ("WP VIII Investors"). WP VIII expressly disclaims beneficial ownership with respect to any shares other than the shares owned of record by WP VIII. WP-WPVIII Investors GP L.P., a Delaware limited partnership ("WP VIII Investors GP"), is the general partner of WP VIII Investors. WP-WPIP Investors GP L.P., a Delaware limited partnership ("WPIP Investors GP"), is the general partner of WPIP Investors. WPP GP LLC, a Delaware limited liability company ("WPP GP"), is the general partner of each of WP VIII Investors GP and WPIP Investors GP. Warburg Pincus Partners, L.P., a Delaware limited partnership ("WP Partners"), is (i) the managing member of WPP GP, and (ii) the general partner of WP VIII, WP VIII Netherlands, WPIP and WPIP Netherlands. Warburg Pincus Partners GP LLC, a Delaware limited liability company ("WP Partners GP"), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership, is the managing member of WP Partners GP. The Warburg Pincus Funds are managed by Warburg Pincus LLC, a New York limited liability company ("WP LLC"). Mr. Krieger is a Director of Kosmos. Mr. Krieger is a Partner of WP and a Managing Director and Member of WP LLC. All shares indicated as owned by Mr. Krieger are included because of his affiliation with the Warburg Pincus entities. Charles R. Kaye is also a Managing General Partner of WP and a Managing Member and Co-Chief Executive Officer of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Krieger disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address of the Warburg Pincus entities and Mr. Kaye is 450 Lexington Avenue, New York, New York 10017. The number of common shares being offered in this offering and the Share Repurchase includes (i) 25,000,000 common shares by WPIP and (ii) 25,000,000 common shares by WP VIII. The number of common shares being sold in the Share Repurchase includes (i) 17,500,000 common shares by WPIP and (ii) 17,500,000 common shares by WP VII.

CERTAIN TAX CONSIDERATIONS

Bermuda Tax Considerations

        At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Bermuda Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

U.S. Federal Income Tax Considerations

        The following is a summary of certain U.S. federal income tax consequences to U.S. Holders and, as applicable, Non-U.S. Holders (each as defined below) of owning and disposing of our common shares, but it does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person's decision to acquire our common shares. This summary does not discuss any U.S. state, local or non-U.S. tax considerations. This discussion applies only to an investor that acquires our common shares pursuant to this offering and holds them as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a holder's particular circumstances, including alternative minimum tax consequences, Medicare contribution tax consequences and tax consequences applicable to holders subject to special rules, such as:

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  certain financial institutions;

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  insurance companies;

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  regulated investment companies;

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  dealers or traders in securities who use a mark-to-market method of tax accounting;

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  persons holding our common shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to our common shares;

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  U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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  entities classified as partnerships for U.S. federal income tax purposes;

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  tax-exempt entities, including "individual retirement accounts";

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  qualified foreign pension funds;

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  controlled foreign corporations or passive foreign income companies;

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  U.S. expatriates or certain former citizens or long-term residents of the United States; or

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  persons that own or are deemed to own ten percent or more of our shares by vote or value.

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of our common shares.

        This discussion is based on the Code, administrative pronouncements, judicial decisions, and final, temporary and proposed Treasury regulations, all as of the date of this prospectus supplement, any of which is subject to change, possibly with retroactive effect. U.S. Holders and Non-U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of our common shares in their particular circumstances.

        A "U.S. Holder" is a holder who, for U.S. federal income tax purposes, is a beneficial owner of our common shares and is:

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  a citizen or individual resident of the United States;

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  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

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  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        A "Non-U.S. Holder" is a beneficial owner of our common shares that is not a partnership and is not a U.S. Holder.

  Tax Consequences to U.S. Holders of Owning Our Common Shares

        This section applies to you if you are a U.S. Holder. This discussion assumes that we are not, and will not become, a passive foreign investment company, as described below.

  Taxation of Distributions

        As discussed above under "Dividend Policy," we historically have not paid distributions on our common shares. In the event that we do pay distributions of cash or property on our common shares, such distributions, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce your basis in our common shares, but not below zero, and then will be treated as gain from the sale of our common shares. The amount of any dividends will be treated as foreign-source income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to certain holding period and other requirements, dividends on our common shares that are paid to non-corporate U.S. Holders will be eligible for reduced tax rates so long as our common shares continue to trade on the NYSE.

  Sale or Other Disposition of Common Shares

        For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of our common shares will be capital gain or loss, and generally will be long-term capital gain or loss if the U.S. Holder held our common shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder's tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. Non-corporate U.S. Holders are generally eligible for reduced tax rates on long-term capital gains. The deductibility of capital losses is subject to limitation.

  Passive Foreign Investment Company Rules

        Based on management estimates and projections of future operations and revenue, we do not believe we will be a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes for our current taxable year and we do not expect to become one in the foreseeable future. In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income (such as dividends, interest, rents and royalties) or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. Because our PFIC status is a factual determination that is made annually and depends on the composition of our income and the composition and value of our assets from time to time, there can be no assurance that we will not be a PFIC for any taxable year.

        If we were a PFIC for any taxable year during which a U.S. Holder held our common shares, gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of our common shares would be allocated ratably over the U.S. Holder's holding period for the common shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount allocated to that taxable year. In addition, similar rules would apply to the extent that any distribution received by a U.S. Holder on its common shares exceeds 125% of the average of the annual distributions on the common shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the common shares. U.S. Holders should consult their tax advisers to determine whether any of these elections would be available and, if so, what the consequences of the alternative treatments would be in their particular circumstances. If we were a PFIC for any year during which a U.S. Holder held our common shares, we generally would continue to be treated as a PFIC with respect to that holder for all succeeding years during which the U.S. Holder held our common shares, even if we subsequently ceased to meet the requirements for PFIC status. U.S. Holders should consult their tax advisers regarding the potential availability of a "deemed sale" election that would allow them to eliminate the continuation of PFIC status under these circumstances.

        Dividends on our common shares that we pay to non-corporate U.S. Holders will not be eligible for the reduced tax rates described above if we are a PFIC in the taxable year in which the dividends are paid or the prior taxable year. In addition, if a U.S. Holder owns our common shares during any year in which we are a PFIC, the U.S. Holder generally must file annual reports containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us, generally with the holder's federal income tax return for that year.

        U.S. Holders should consult their tax advisers regarding whether we are or may become a PFIC and the potential application of the PFIC rules.

  Information Reporting and Backup Withholding

        Payments of dividends and sales proceeds generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

  Tax Consequences Relating to Our Potential Redomestication

        As described in "Summary—Corporate Information", we may discontinue from Bermuda and redomesticate and become a corporation organized under the laws of Delaware. In the event we do redomesticate, we would expect the redomestication to qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, in which case, subject to the discussion below, a U.S. Holder would not recognize gain or loss on our common shares pursuant to the redomestication, and a U.S. Holder's aggregate tax basis in our common shares after the redomestication would generally be the same as its aggregate tax basis in our common shares before the redomestication, increased by the amount, if any, that the U.S. Holder may be required to include in income pursuant to the redomestication.

        If we were classified as a PFIC at any time during a U.S. Holder's holding period in our common shares, the U.S. Holder may be required to recognize gain on its common shares even if the redomestication qualified as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code.

        In addition, under Section 367(b) of the Code:

          (i)  a 10% U.S. shareholder would be required to include in income as a deemed dividend the "all earnings and profits amount" with respect to such U.S. Holder's common shares, within the meaning of Treasury regulations under Section 367(b) of the Code;

         (ii)  a U.S. Holder who, on the date of the redomestication, beneficially owned (directly, indirectly or constructively) common shares with a fair market value of $50,000 or more but is not a 10% U.S. shareholder would be required to recognize gain (but not loss) with respect to its common shares pursuant to the redomestication or, in the alternative, could elect to recognize the "all earnings and profits amount" with respect to such U.S. Holder's common shares (a U.S. Holder making such election, an "Electing U.S. Holder") as a deemed dividend; and

        (iii)  a U.S. Holder who, on the date of the redomestication, is not a 10% U.S. shareholder and owned (or is considered to own) common shares with a fair market value less than $50,000 generally should not be required to recognize any income, gain or loss under Section 367(b) of the Code in connection with the redomestication.

        The "all earnings and profits amount" with respect to a U.S. Holder's common shares would generally be equal to the portion of our cumulative net earnings and profits, if any, during the period in which the U.S. Holder held such common shares up to the date of the redomestication, to the extent attributable to such common shares. If our cumulative net earnings and profits during such period is less than or equal to zero, then a 10% U.S. shareholder or an Electing U.S. Holder should not be required to include in gross income any amount in respect of the "all earnings and profits amount" with respect to its common shares. If the redomestication occurs before January 1, 2019, we expect that we would not have any cumulative net earnings and profits for this purpose with respect to any of our shareholders. It is possible, however, that the amount of our cumulative net earnings and profits as of the date of the redomestication could be greater than expected if the redomestication happens before January 1, 2019, or that, if the redomestication happens in 2019 or thereafter, that we could have a substantial amount of cumulative net earnings and profits as of the date of the redomestication. If we do have cumulative net earnings and profits as of the date of the redomestication, a 10% U.S. shareholder or an Electing U.S. Holder would be required to include in income, as a deemed dividend, an amount in respect of the all earnings and profits amount under Treasury regulations under Section 367(b) of the Code as a result of the redomestication. To make the election referred to above to include in income as a deemed dividend our "all earnings and profits amount" in lieu of recognizing gain on our common shares, a U.S. Holder would be required (i) to attach to its timely filed U.S. federal income tax return for the year of the redomestication a statement that includes certain information about the redomestication transaction and information the U.S. Holder received from us establishing and substantiating its pro rata portion of our "all earnings and profits amount," (ii) to send notice of making the election to us no later than the date such tax return is filed, and (iii) to comply with certain other requirements. We would expect to make available to U.S. Holders the information required to make the election. In the event we discontinue from Bermuda and redomesticate to the

United States, U.S. Holders should consult their tax advisers regarding the consequences of the redomestication to them, including under Section 367(b) of the Code and the advisability of and requirements for making the election referred to above.

        Deemed dividends (if any) included in income by a U.S. Holder or gain recognized by a U.S. Holder under Section 367(b) of the Code would be taxed to the U.S. Holder generally in the same manner as dividends or gains are taxed to the U.S. Holder as described above under "—Tax Consequences to U.S. Holders of Owning Our Common Shares."

  Taxation of U.S. Holders of Owning Our Common Shares if We Redomesticate to the United States

        Notwithstanding the discussion above under "—Tax Consequences to U.S. Holders of Owning Our Common Shares," if we became a Delaware corporation, the amount of any dividends paid on our common shares would be treated as U.S.-source income to U.S. Holders and, with respect to corporate U.S. Holders (subject to applicable limitations and restrictions), would be eligible for the dividends-received deduction. With respect to non-corporate U.S. Holders, dividends on our common shares would be potentially eligible for the reduced tax rates, regardless of whether our common shares continue to trade on the NYSE. In addition, the PFIC regime discussed above under "—Tax Consequences to U.S. Holders of Owning Our Common Shares" would no longer be potentially applicable to our common shares.

  Taxation of Non-U.S. Holders of Owning Our Common Shares if We Redomesticate to the United States

        This section applies to you if you are a Non-U.S. Holder and if we become a Delaware corporation.

  Taxation of Distributions

        As discussed above under "Dividend Policy," we historically have not paid distributions on our common shares. In the event that we do pay distributions of cash or property on our common shares, such distributions, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce your basis in our common shares, but not below zero, and then will be treated as gain from the sale of our common shares (the tax treatment of which is discussed below under "—Sale or Other Disposition of Common Shares"). Dividends paid to you generally will be subject to U.S. federal withholding tax at a rate of 30% or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder would be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (as applicable) certifying its entitlement to benefits under an applicable income tax treaty. A Non-U.S. Holder eligible for a reduced rate of withholding pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        If dividends paid to a Non-U.S. Holder were effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, were attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder would generally be taxed on the dividends in the same manner as a U.S. person. In that case, the Non-U.S. Holder would be exempt from the withholding tax discussed in the preceding paragraph, although it would be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. Non-U.S. Holders should consult their tax advisers regarding other U.S. tax consequences of the ownership and disposition of our common shares, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) for Non-U.S. Holders who are corporations.

  Sale or Other Disposition of Common Shares

        Subject to the discussions below under "—Information Reporting and Backup Withholding" and "—FATCA," a Non-U.S. Holder generally would not be subject to U.S. federal income or withholding tax on gain recognized on a sale or other taxable disposition of our common shares unless:

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  the gain was effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, was attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

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  the Non-U.S. Holder was a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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  the common shares constituted "United States real property interests" by reason of our status as a "United States real property holding corporation" (a "USRPHC") for U.S. federal income tax purposes, which would not be the case if our common shares were regularly traded on an established securities market and the Non-U.S. Holder had owned (actually and constructively) at no time within the five-year period preceding the sale or disposition or the Non-U.S. Holder's holding period, whichever period is shorter, more than 5% of our common shares.

        A Non-U.S. Holder recognizing gain as described in the first bullet above would generally be taxed on such gain in the same manner as a U.S. person. Such a Non-U.S. Holder should consult its tax adviser regarding other U.S. tax consequences of the ownership and disposition of our common shares, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if the Non-U.S. Holder is a corporation. A Non-U.S. Holder described in the second bullet above should consult its tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our common shares.

        Generally, a U.S. corporation is a USRPHC if the fair market value of its "United States real property interests," as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We cannot predict whether we would be a USRPHC at the time of the redomestication or thereafter, as the determination whether we are a USRPHC at the time of the redomestication or thereafter would depend on the composition and relative values of our assets at such time. Therefore, there can be no assurance that we would not be a USRPHC at the time of the redomestication or thereafter.

        Our common shares are currently listed on the NYSE and we believe that, for as long as our common shares continue to be so listed, our common shares would be treated as regularly traded on an established securities market. If we were to become a USRPHC, and if our common shares ceased to be regularly traded on the NYSE or another established securities market, a Non-U.S. Holder generally would be subject to U.S. federal income tax on any gain from the sale or disposition of our common shares and transferees of our common shares would generally be required to withhold 15% of the gross proceeds payable to the transferor. Regardless of whether our common shares were regularly traded on the NYSE or another established securities market, if we were to become a USRPHC, a Non-U.S. Holder that had owned, or was deemed to have owned, at any time within the shorter of the five-year period preceding the sale or disposition of our common shares or the Non-U.S. Holder's holding period, more than 5% of our common shares, generally would be subject to U.S. federal income tax on any gain from the sale or disposition of our common shares. Any gain recognized by a Non-U.S.

Holder under this paragraph would be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. person, and the Non-U.S. Holder would be required to file a U.S. tax return with respect to such gain.

  Information Reporting and Backup Withholding

        Information returns would be required to be filed with the IRS in connection with payments of dividends on our common shares. Unless a Non-U.S. Holder complied with certification procedures to establish that it is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common shares. A Non-U.S. Holder could be subject to backup withholding on payments on our common shares or on the proceeds from a sale or other disposition of our common shares unless the Non-U.S. Holder complied with certification procedures to establish that it was not a U.S. person or otherwise established an exemption. A Non-U.S. Holder's provision of a properly executed applicable IRS Form W-8 certifying its non-U.S. status would permit the Non-U.S. Holder to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

  FATCA

        If we became a Delaware corporation, under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), payments of dividends on and, for dispositions after December 31, 2018, the gross proceeds of dispositions of our common shares paid to (i) a "foreign financial institution" (as specifically defined in the Code) or (ii) a "non-financial foreign entity" (as specifically defined in the Code) would be subject to a withholding tax at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) had been satisfied or an exemption from these rules applied. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment was both subject to withholding under FATCA and subject to the withholding tax discussed above under "—Taxation of Distributions," the withholding under FATCA could be credited against, and therefore reduce, such other withholding tax. Non-U.S. Holders should consult their tax advisers regarding the possible implications of FATCA on their investment in common shares.

 CERTAIN ERISA CONSIDERATIONS

        Each purchaser represents and warrants that either (i) no portion of the assets used to acquire the common shares constitutes the assets of a "benefit plan investor" within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (ii) the purchase of the common shares will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

 UNDERWRITING

        We and the selling shareholders have entered into an underwriting agreement with Barclays Capital Inc., as underwriter of this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the selling shareholders have agreed to sell to the underwriter 15,000,000 common shares.

        The underwriting agreement provides that the underwriter is obligated to purchase all of the common shares in the offering if any are purchased, other than those shares covered by the option to purchase additional shares described below.

        The selling shareholders have granted to the underwriter the right to purchase, within a period of 30 days beginning on the date of this prospectus supplement, up to 2,250,000 additional common shares at the public offering price, less the underwriting discounts and commissions.

        The underwriter proposes to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at a price less a concession not in excess of $0.02 per share. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriter. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

        The underwriting fee is equal to the public offering price per common share less the amount paid by the underwriter to the selling shareholders per common share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling shareholders.

	Per Common Share		Total
	Without Option	With Option	Without Option	With Option
Underwriting discounts and commissions paid by the selling shareholders	$0.05	$0.05	$750,000	$862,500

        Sales of common shares outside the United States may be made by affiliates of the underwriter. The underwriter has informed us that it does not intend to confirm sales to discretionary accounts that exceed 5% of the total number of common shares offered by it.

        We estimate that the total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $600,000, and will be paid by us.

        We have agreed that we will not, for a period of 30 days after the date of the underwriting agreement (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of our common shares or securities convertible into or exchangeable or exercisable for our common shares, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase our common shares or securities convertible into or exchangeable or exercisable for our common shares, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of our common shares or securities convertible into or exchangeable or exercisable for our common shares, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in our common shares or securities convertible into or exchangeable or exercisable for our common shares within the meaning of Section 16 of the Exchange Act, or (v) file with the SEC a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to our common shares or securities convertible into or exchangeable or exercisable for our common shares, or publicly disclose the intention to take any such action, without the prior written consent of the underwriter. The restrictions described in this paragraph do not apply to:

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  grants of restricted shares, restricted stock units, share options or other equity grants in accordance with the terms of an incentive plan described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as in existence as of the date hereof;

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  the issuance of common shares upon the exercise of an option or warrant or the conversion of a security granted under an incentive plan described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as existing on or otherwise outstanding as of the date hereof;

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  the filing of a registration statement on Form S-8 relating to the offering of securities in accordance with the terms of an incentive plan described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as in effect on the date hereof; or

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  the registration of common shares pursuant to the terms of the registration rights agreement described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as in existence as of the date hereof.

        Certain of our officers and directors, the selling shareholders and certain funds affiliated with The Blackstone Group L.P. have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our common shares or securities convertible into or exchangeable or exercisable for our common shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common shares or securities convertible into or exchangeable or exercisable for our common shares, whether any of these transactions are to be settled by delivery of our common shares, securities convertible into or exchangeable or exercisable for our common shares, or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement or make any demand for or exercise any right with respect to the registration of any of our common shares or securities convertible into or exchangeable for our common shares, without, in each case, the prior written consent of the underwriter for a period of 30 days after the date of the underwriting agreement. The restrictions described in this paragraph do not apply to:

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  the sale of the common shares by the selling shareholders to the underwriter in connection with this offering;

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  the Share Repurchase;

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  transfers or distributions of common shares or any security convertible into common shares as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the transferee or an immediate family member, (iii) by testate or intestate succession, (iv) to general or limited partners, members, or shareholders of the transferor, or to any corporation, partnership, limited liability company or other person or entity that is a direct or indirect affiliate of the transferor or (v) to any corporation, partnership, limited liability company or other business entity with whom the transferor shares in common an investment manager or advisor, in each case who has investment discretionary authority with respect to the transferor's and such other entity's investments pursuant to an investment management, investment advisory or similar agreement, provided that in each case of (i) through (v), each donee, distributee or transferee agrees to be bound in writing by the terms of the lock-up agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer;

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  transactions relating to common shares or other securities convertible into or exchangeable or exercisable for any common shares acquired in the open market or any directed share program;

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  transfers of common shares that are used for the primary purpose of satisfying any tax or other governmental withholding obligation, with respect to any award of equity-based compensation granted pursuant to equity incentive plans;

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  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares or any securities convertible into or exchangeable or exercisable for any common shares, provided that such plan does not permit such transfers during the lock-up period; and

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  transactions relating to common shares or any security convertible into or exchangeable or exercisable for any common shares executed under a trading plan pursuant to Rule 10b-1 under the Exchange Act as existing on the date of the underwriting agreement providing for the transfer of common shares or any security convertible into or exchangeable or exercisable for any common shares.

        Certain of our officers, directors and employees have established trading plans pursuant to Rule 10b5-1 and may sell, pledge or otherwise dispose, directly or indirectly, common shares (or securities convertible into or exchangeable for any common shares) during the lock-up period.

        We and the selling shareholders have agreed to indemnify the underwriter against certain liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in that respect.

Price Stabilization and Short Positions

        In connection with the offering, the underwriter may engage in stabilizing transactions, over-allotment transactions and covering transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by the underwriter of shares in excess of the shares the underwriter is obligated to purchase, which creates a naked short position. In a naked short position, the underwriter may close out such position by purchasing shares in the open market.

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  Covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover short positions. A naked short position can only be closed out by buying shares in the open market.

        These stabilizing transactions and covering transactions, as well as purchases by the underwriter for its own accounts, may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE and, if commenced, may be discontinued at any time.

Affiliations

        The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, our affiliates and the selling shareholders, for which they received or will receive customary fees and expenses. For instance, affiliates of the underwriter are lenders under our commercial debt facility. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve our securities and/or our instruments. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        The shares are offered for sale in those jurisdictions in the United States, Europe, Asia and the Middle East and elsewhere where it is lawful to make such offers. The underwriter has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the shares directly or indirectly, or distribute this prospectus supplement and the accompanying prospectus or any other offering material relating to the shares, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

  Australia

        This prospectus supplement:

  •
  does not constitute a disclosure document under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the "Corporations Act");

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  has not been, and will not be, lodged with the Australian Securities and Investments Commission (the "ASIC"), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

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  does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a "retail client" (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

  •
  may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors (the "Exempt Investors"), available under section 708 of the Corporations Act.

        The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

        As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 apply to that resale. By applying for the shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

  Bahrain

        This offering is restricted in the Kingdom of Bahrain to banks, financial institutions and professional investors and any person receiving this prospectus supplement in the Kingdom of Bahrain and not falling within those categories is ineligible to purchase our shares.

  Bermuda

        The shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda, which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation. Engaging in the activity of offering or marketing the shares in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda.

  Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  Chile

        The shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not "addressed to the public at large or to a certain sector or specific group of the public").

  Dubai

        This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the "DFSA"). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

        In relation to its use in the Dubai International Financial Centre (the "DIFC"), this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the DIFC.

  European Economic Area

        This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the European Economic Area (each, a "Relevant Member State") other than offers (the "Permitted Public Offers") which are contemplated in this prospectus supplement and the accompanying prospectus will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. We, the selling shareholders and the underwriter have not authorized, and we, the selling shareholders and the underwriter do not authorize, the making of any offer of shares in circumstances in which an obligation arises for us, the selling shareholders or the underwriter to publish or supplement a prospectus for such offer.

        In relation to each Relevant Member State, the underwriter has not made and will not make an offer of shares which are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus to the public in that Relevant Member State other than:

        (a)   to any legal entity that is a qualified investor as defined in the Prospectus Directive;

        (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative or representatives nominated by us for any such offer; or

        (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall require us, the selling shareholders or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

        We, the underwriter, the selling shareholders and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; and the expression "Prospectus Directive" means European Council Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

  France

        Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the shares to the public in France.

  •
  Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411 2, D.411 1, D.411 2, D.734 1, D.744 1, D.754 1 and D.764 1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411 2-II 1° or 2° or 3° of the French Code monétaire et financier and article 211 2 of the General Regulations (Réglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The shares may be resold directly or indirectly, only in compliance with articles L.411 1, L.411 2, L.412 1 and L.621 8 through L.621 8 3 of the French Code monétaire et financier.

  Hong Kong

        The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

  Japan

        The shares have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, the shares may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

  Kuwait

        No marketing or sale of the shares may take place in Kuwait unless the same has been duly authorized by the Kuwait Ministry of Commerce and Industry pursuant to the provisions of Law No. 31/1990 and the various ministerial regulations issued thereunder. Persons into whose possession this prospectus supplement and accompanying prospectus comes are required to inform themselves about and to observe such restrictions. Investors in Kuwait who approach us or obtain copies of this prospectus supplement and accompanying prospectus are required to keep such prospectus confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the shares.

  Qatar

        This prospectus supplement does not constitute an invitation or public offer of the shares in the State of Qatar and should not be construed as such. This prospectus is intended only for the original recipient and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

  Saudi Arabia

        This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (the "CMA") pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the shares offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

  Singapore

        This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under

Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04- N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

  Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

  United Arab Emirates

        The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the DFSA.

  United Kingdom

        The underwriter has:

        (a)   only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

        (b)   complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

        In connection with this offering, the underwriter is not acting for anyone other than us and the selling shareholders and will not be responsible to anyone other than us and the selling shareholders for providing the protections afforded to its clients nor for providing advice in relation to this offering.

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the FSMA 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Electronic Distribution

        A prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may agree to allocate a principal amount of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations.

VALIDITY OF SECURITIES

        The validity of the securities offered by this prospectus supplement is being passed upon for us and the selling shareholders by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters will be passed upon for us and the selling shareholders by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Kosmos Energy Ltd. appearing in our Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), and the effectiveness of Kosmos Energy Ltd.'s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Deep Gulf Energy LP as of and for the year ended December 31, 2017 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis of matter paragraph related to allocation of services with related parties, and an other matter paragraph related to supplemental information on oil and natural gas operations) incorporated herein by reference. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of DGE II Management, LLC as of and for the year ended December 31, 2017 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis of matter paragraph related to allocation of services with related parties, and an other matter paragraph related to supplemental information on oil and natural gas operations) incorporated herein by reference. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of DGE III Management, LLC as of and for the year ended December 31, 2017 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis of matter paragraph related to allocation of services with related parties, and an other matter paragraph related to supplemental information on oil and natural gas operations) incorporated herein by reference. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The information included in this prospectus supplement and in the documents incorporated herein by reference regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves of Kosmos Energy Ltd. as of December 31, 2017 prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are included in this prospectus supplement and in the documents incorporated by reference in reliance upon the authority of such firm as experts in these matters.

        The information included in this prospectus supplement and in the documents incorporated herein by reference regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves of each of Deep Gulf Energy LP, Deep Gulf Energy II, LLC, Deep Gulf Energy III, LLC and Deep Gulf Energy III, LLC's share of Houston Energy Deepwater Ventures V, LLC as of December 31, 2017 prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are included in this prospectus supplement and in the documents incorporated by reference in reliance upon the authority of such firm as experts in these matters.

        The information included in this prospectus supplement and in the documents incorporated herein by reference regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves of each of Deep Gulf Energy II, LLC and Deep Gulf Energy III, LLC as of December 31, 2017 prepared by Netherland, Sewell & Associates, Inc., independent reserve engineers. These estimates are included in this prospectus supplement and in the documents incorporated by reference in reliance upon the authority of such firm as experts in these matters.

 WHERE YOU CAN FIND MORE INFORMATION AND
INCORPORATION OF INFORMATION BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings. Other information about us is also on our website at www.kosmosenergy.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC's website and the information on, or accessible through, our website do not constitute a part of this prospectus supplement.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus supplement:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 26, 2018

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 7, 2018, the quarter ended June 30, 2018, filed on August 6, 2018 and the quarter ended September 30, 2018, filed on November 5, 2018;

  •
  our Definitive Proxy Statement on Schedule 14A filed on April 24, 2018; and

  •
  our Current Reports on Form 8-K filed on: February 8, 2018, June 7, 2018, August 7, 2018, August 9, 2018 (excluding Item 7.01 thereof), as amended by our Form 8-K/A filed with the SEC on October 5, 2018, September 20, 2018 (excluding Item 7.01 thereof), September 26, 2018 and October 5, 2018.

        You may request a copy of these filings at no cost by writing or telephoning us at:

Kosmos Energy Ltd.
c/o Kosmos Energy, LLC
8176 Park Lane, Suite 500
Dallas, TX 75231
Attention: Vice President, Finance
Telephone: (214) 445 9600

PROSPECTUS

Kosmos Energy Ltd.

Common Shares
Preference Shares
Debt Securities
Warrants
Purchase Contracts
Units

        We may offer from time to time common shares, preference shares, debt securities, warrants, purchase contracts or units. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. Specific amounts and terms of these securities will be provided in supplements to this prospectus. You should read this prospectus, any prospectus supplement, any related free writing prospectus, and any documents incorporated by reference herein and therein, carefully before you invest.

        Investing in these securities involves certain risks. See "Risk Factors" beginning on page 6 before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2018

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Unless otherwise stated in this prospectus or the context otherwise requires, the terms "Kosmos," "we," "us," and "our" refer to Kosmos Energy Ltd. and its subsidiaries.

KOSMOS ENERGY LTD.

        We are a leading independent oil and gas exploration and production company focused on frontier and emerging areas along the Atlantic Margins. Our assets include existing production and development projects offshore Ghana and Equatorial Guinea, large discoveries and significant further exploration potential offshore Mauritania and Senegal, as well as exploration licenses offshore Cote d'Ivoire, Equatorial Guinea, Morocco, Sao Tome and Principe, and Suriname. Kosmos is listed on the New York Stock Exchange ("NYSE") and London Stock Exchange ("LSE") and is traded under the ticker symbol KOS.

        We maintain a registered office in Bermuda at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda. The telephone number of our registered offices is (441) 295-5950. Our U.S. subsidiary maintains its headquarters at 8176 Park Lane, Suite 500, Dallas, Texas 75231 and its telephone number is (214) 445-9600.

 About this Prospectus

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we or the selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings. Other information about us is also on our website at www.kosmosenergy.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC's website and the information on, or accessible through, our website do not constitute a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering under this prospectus:

  (a)
  our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 26, 2018;

  (b)
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 7, 2018 and for the quarter ended June 30, 2018, filed on August 6, 2018;

  (c)
  our Definitive Proxy Statement on Schedule 14A filed on April 24, 2018;

  (d)
  our Current Reports on Form 8-K filed on: February 8, 2018, June 7, 2018, August 7, 2018 and August 9, 2018 (excluding Item 7.01 thereof); and

  (e)
  the description of our common shares in our registration statement on Form 8-A filed on May 6, 2011.

        You may request a copy of these filings at no cost, by writing or telephoning us at:

Kosmos Energy Ltd.
c/o Kosmos Energy, LLC
8176 Park Lane, Suite 500
Dallas, TX 75231
Attention: General Counsel
Telephone: (214) 445-9600

        Consent under the Bermuda Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our offered securities to and between persons resident and non-resident of Bermuda for exchange control purposes provided our shares are listed on an appointed stock exchange, which includes the NYSE. In granting such consent the Bermuda Monetary Authority accepts no responsibility for our financial soundness or for the correctness of any of the statements made or opinions expressed in this prospectus and any prospectus supplement and any related free writing prospectus.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein completely and with the understanding that our actual future results may be materially different from what we expect.

        Our estimates and forward-looking statements may be influenced by the following factors, among others:

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  our ability to find, acquire or gain access to other discoveries and prospects and to successfully develop and produce from our current discoveries and prospects;

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  uncertainties inherent in making estimates of our oil and natural gas data;

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  the successful implementation of our and our block partners' prospect discovery and development and drilling plans;

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  projected and targeted capital expenditures and other costs, commitments and revenues;

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  termination of or intervention in concessions, rights or authorizations granted by the governments of the countries in which we operate (or their respective national oil companies) or any other federal, state or local governments or authorities, to us;

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  our dependence on our key management personnel and our ability to attract and retain qualified technical personnel;

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  the ability to obtain financing and to comply with the terms under which such financing may be available;

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  the volatility of oil and natural gas prices;

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  the availability, cost, function and reliability of developing appropriate infrastructure around and transportation to our discoveries and prospects;

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  the availability and cost of drilling rigs, production equipment, supplies, personnel and oilfield services;

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  other competitive pressures;

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  potential liabilities inherent in oil and natural gas operations, including drilling and production risks and other operational and environmental risks and hazards;

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  current and future government regulation of the oil and gas industry or regulation of the investment in or ability to do business with certain countries or regimes;

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  cost of compliance with laws and regulations;

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  changes in environmental, health and safety or climate change or greenhouse gas ("GHG") laws and regulations or the implementation, or interpretation, of those laws and regulations;

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  adverse effects of sovereign boundary disputes in the jurisdictions in which we operate;

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  environmental liabilities;

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  geological, geophysical and other technical and operational problems related to drilling and oil and gas production and processing;

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  military operations, civil unrest, outbreaks of disease, terrorist acts, wars or embargoes;

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  the cost and availability of adequate insurance coverage and whether such coverage is enough to sufficiently mitigate potential losses and whether our insurers comply with their obligations under our coverage agreements;

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  our vulnerability to severe weather events;

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  our ability to meet our obligations under the agreements governing our indebtedness;

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  the availability and cost of financing and refinancing our indebtedness;

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  the amount of collateral required to be posted from time to time in our hedging transactions, letters of credit and other secured debt;

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  the result of any legal proceedings, arbitrations, or investigations we may be subject to or involved in;

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  our success in risk management activities, including the use of derivative financial instruments to hedge commodity and interest rate risks; and

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  other risk factors discussed in the "Risk Factors" section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and for the quarter ended June 30, 2018, and our Annual Report on Form 10-K for the year ended December 31, 2017, in any accompanying prospectus supplement and in other filings made by us from time to time with the SEC or in materials incorporated herein or therein.

        The words "believe," "may," "will," "aim," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, including, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements.

RISK FACTORS

        An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and for the quarter ended June 30, 2018, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Six Months Ended June 30,	Years Ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges(1)(2)	N/A	N/A	N/A	1.3x	6.9x	1.9x

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes, plus fixed charges and amortization of capitalized interest and less capitalized interest. Fixed charges include interest expense, capitalized interest, amortization of deferred financing costs and an interest component of rent expense.

(2)
Earnings were inadequate to cover fixed charges by $141.5 million for the three months ended June 30, 2018 and $181.7 million and $342.0 million for the years ended December 31, 2017 and 2016, respectively.

DESCRIPTION OF SHARE CAPITAL

        The following description of certain provisions of our memorandum of association and bye-laws does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of our memorandum of association and bye-laws. The memorandum of association and bye-laws are incorporated by reference in this registration statement for these securities and have been filed or incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017, and our Registration Statement on Form 8-A dated May 6, 2011, respectively. You should read the memorandum of association and bye-laws for the provisions that are important to you.

General

        We are an exempted company organized under the Bermuda Companies Act. The Bermuda Companies Act differs in some material respects from laws generally applicable to Delaware corporations, which differences have been highlighted in the discussion below.

Share Capital

        Our authorized share capital consists of 2,000,000,000 common shares, par value $0.01 per share, and 200,000,000 preference shares, par value $0.01 per share. As of June 30, 2018, we had 395,706,528 common shares issued and outstanding and no preference shares issued and outstanding.

        Pursuant to our bye-laws, subject to the requirements of the NYSE and the LSE, our board of directors is authorized to issue any of our authorized but unissued shares. The rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws.

Common Shares

        Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Subject to preferences that may be applicable to any issued and outstanding preference shares, holders of common shares are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. Holders of common shares have no redemption, sinking fund, conversion, exchange, pre-emption or other subscription rights. In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.

Preference Shares

        Pursuant to Bermuda law and our bye-laws, our board of directors is authorized to provide for the issuance of one or more series of preference shares having such number of shares, designations, dividend rates, voting rights, conversion or exchange rights, redemption rights, liquidation rights and other powers, preferences and rights as may be determined by the board without any further shareholder approval. Preference shares, if issued, would have priority over common shares with respect to dividends and other distributions, including the distribution of our assets upon liquidation. Although we have no present plans to issue any preference shares, the issuance of preference shares could decrease the amount of earnings and assets available for distribution to the holders of common shares, could adversely affect the rights and powers, including voting rights, of common shares and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Board Composition

        Our bye-laws provide that our board of directors shall consist of not less than five and not more than 15 directors, as determined by the board of directors, and our directors are divided into three classes.

        Pursuant to a shareholders agreement entered into by us and affiliates of Warburg Pincus and The Blackstone Group (together with their respective affiliates, our "Investors"), while the size of the board is at nine directors, each Investor has the right to designate (i) up to three directors (or 25% of the board of directors, rounded to the nearest whole number) if it owns 20% or more of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders; and (ii) one director (or 12.5% of the board of directors, rounded to the nearest whole number) if it owns 7.5% or more of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders.

Election and Removal of Directors

        Our bye-laws provide that our board of directors is divided into three classes, with directors elected by shareholders for staggered terms of three years each. Our shareholders do not have cumulative voting rights and, accordingly, the holders of a plurality of the shares voted can elect all of the directors then standing for election. Shareholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named. Our bye-laws require advance notice for shareholders to nominate a director or present proposals for shareholder action at an annual general meeting of shareholders. See "—Meetings of Shareholders."

        Under our bye-laws, a director may be removed only for cause by the affirmative vote of a majority of the issued and outstanding shares entitled to vote. Any vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his or her place or, in the absence of any such election, by the board of directors. Any other vacancy, including newly created directorships, may be filled by our board of directors.

Proceedings of Board of Directors

        Our bye-laws provide that our business shall be managed by or under the direction of our board of directors. Our board of directors may act by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. A majority of the total number of directors then in office shall constitute a quorum; provided that, in the case of special meetings, for as long as the Investors collectively beneficially own more than 25% of the issued and outstanding common shares, if at least one director designated by each Investor then entitled to designate a director is not present at a special meeting, such meeting will be postponed for at least 24 hours, after which it may be held as long as a quorum consisting of a majority of the total number of directors is present. The board may also act by unanimous written consent.

Duties of Directors

        Under Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company, and to exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements: (1) a duty to act in good faith in the best interests of the company; (2) a duty not to make a personal profit from opportunities that arise from the office of director; (3) a duty to avoid conflicts of interest; and (4) a duty to exercise powers for the purpose for which such powers were intended. The Bermuda Companies Act also imposes a duty on directors of a Bermuda company, to act honestly and in good faith, with a view to the best interests of the company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, the Bermuda

Companies Act imposes various duties on directors with respect to certain matters of management and administration of the company.

        The Bermuda Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any director, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against the directors.

        Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a duty of care and a duty of loyalty. The duty of care requires that directors act in an informed and deliberate manner and to inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing the conduct of corporate employees. The duty of loyalty is the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the presumptions afforded to directors by the "business judgment rule." If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors

        Under Bermuda law and our bye-laws, as long as a director discloses a direct or indirect interest in any contract or arrangement with us as required by law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested, unless disqualified from doing so by the chairman of the meeting, and such a contract or arrangement will not be voidable solely as a result of the interested director's participation in its approval. In addition, the director will not be liable to us for any profit realized from the transaction. In contrast, under Delaware law, such a contract or arrangement is voidable unless it is approved by a majority of disinterested directors or by a vote of shareholders, in each case if the material facts as to the interested director's relationship or interests are disclosed or are known to the disinterested directors or shareholders, or such contract or arrangement is fair to the corporation as of the time it is approved or ratified. Additionally, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Indemnification of Directors and Officers

        Bermuda law provides generally that a Bermuda company may indemnify its directors and officers against any loss arising from or liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company.

        Our bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that we shall advance funds to our officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. Our bye-laws provide that the company and the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company's directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty.

Meetings of Shareholders

        Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year. Under Bermuda law and our bye-laws, a special general meeting of shareholders may be called by the board of directors or the chairman and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings of shareholders.

        Unless otherwise provided in our bye-laws, at any general meeting of shareholders the presence in person or by proxy of shareholders representing a majority of the issued and outstanding shares entitled to vote shall constitute a quorum for the transaction of business. Unless otherwise required by law or our bye-laws, shareholder action requires the affirmative vote of a majority of the issued and outstanding shares voting at a meeting at which a quorum is present.

Shareholder Proposals

        Under Bermuda law, shareholders holding at least 5% of the total voting rights of all the shareholders having at the date of the requisition a right to vote at the meeting to which the requisition relates or any group comprised of at least 100 or more shareholders may require a proposal to be submitted to an annual general meeting of shareholders. Under our bye-laws, any shareholders wishing to nominate a person for election as a director or propose business to be transacted at a meeting of shareholders must provide advance notice.

Shareholder Action by Written Consent

        Our bye-laws provide that, until the first date on which the Investors no longer beneficially own more than 50% of the issued and outstanding shares entitled to vote, shareholders can act by written consent. Thereafter, shareholders can only act at a meeting of shareholders.

Amendment of Memorandum of Association and Bye-laws

        Our memorandum of association and bye-laws provide that our memorandum of association and bye-laws may not be rescinded, altered or amended except with the approval of our board of directors and shareholders owning a majority of the issued and outstanding shares entitled to vote.

Business Combinations

        A Bermuda company may engage in a business combination pursuant to a tender offer, amalgamation or sale of assets.

        The amalgamation or merger of a Bermuda company with another company requires the amalgamation or merger agreement to be approved by the company's board of directors and by its shareholders. Pursuant to the Bermuda Companies Act, unless the company's bye-laws provide otherwise, the approval of 75% of the shareholders voting at a meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. Our bye-laws provide that an amalgamation must be approved by our board of directors and by shareholders owning a majority of the issued and outstanding shares entitled to vote. As our bye-laws do not refer to mergers, approval for a merger will be as set out in the Bermuda Companies Act. Shareholders who did not vote in favor of the amalgamation or merger may apply to court for an appraisal within one month of notice of the shareholders meeting.

        Under the Bermuda Companies Act, we are not required to seek the approval of our shareholders for the sale of all or substantially all of our assets. However, our bye-laws provide that for so long as any of the Investors or their respective affiliates continue to retain the right to designate at least one director of our board of directors any sale, lease or exchange by us of all or substantially all of our assets will require the approval of either (1) our board of directors, acting by a majority (including at least one director designated by each Investor then entitled to designate a director) or (2) our board of directors and shareholders owning a majority of the outstanding shares entitled to vote.

        Under Bermuda law, where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares not owned by the offeror, its subsidiaries or their nominees accept such offer, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders do not have express appraisal rights but are entitled to seek relief (within one month of the compulsory acquisition notice) from the court, which has power to make such orders as it thinks fit. Additionally, where one or more parties hold not less than 95% of the shares of a company, such parties may, pursuant to a notice given to the remaining shareholders, acquire the shares of such remaining shareholders. Dissenting shareholders have a right to apply to the court for appraisal of the value of their shares within one month of the compulsory acquisition notice. If a dissenting shareholder is successful in obtaining a higher valuation, that valuation must be paid to all shareholders being squeezed out.

Dividends and Repurchase of Shares

        Pursuant to our bye-laws, our board of directors has the authority to declare dividends and authorize the repurchase of shares subject to applicable law.

        Under Bermuda law, a company may not declare or pay a dividend if there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or the realizable value of its assets would thereby be less than its liabilities. Under Bermuda law, a company cannot purchase its own shares if there are reasonable grounds for believing that the company is, or after the repurchase would be, unable to pay its liabilities as they become due.

Transactions with Significant Shareholders

        The Bermuda Companies Act does not have, and our bye-laws do not provide for, the equivalent of the "business combination" provisions of Section 203 of the Delaware General Corporate Law.

Corporate Opportunities

        Our bye-laws provide that, to the fullest extent permitted by applicable law, we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be from time to time be presented to the Investors or any of their respective officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries (other than us and our subsidiaries) or business opportunities that such parties participate in or desire to participate in, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to us for breach of any fiduciary or other duty, as a director or controlling shareholder or otherwise, by reason of the fact that such person pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity to us unless, in the case of any such person who is one of our directors, such person fails to present any business opportunity that is expressly offered to such person solely in his or her capacity as our director.

Shareholder Suits

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company's memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of the company's shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

        Our bye-laws contain a provision by virtue of which we and our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.

Access to Books and Records and Dissemination of Information

        Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company's memorandum of association and any amendments thereto. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings of shareholders and the company's audited financial statements. The company's audited financial statements must be presented at the annual general meeting of shareholders. The company's share register is open to inspection by shareholders and by members of the general public without charge. A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Bermuda Companies Act, establish a branch register outside of Bermuda. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Registrar or Transfer Agent

        A register of holders of the common shares is maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register is maintained in the United States by Computershare Trust Company, N.A., who serves as branch registrar and transfer agent.

Listing

        Our common shares are listed on the NYSE and on the LSE under the symbol "KOS."

DESCRIPTION OF DEBT SECURITIES

        The debt securities will constitute either senior or subordinated debt of Kosmos. The debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of:

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  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

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  currencies; or

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  commodities.

        Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preference shares, common shares or any combination of such securities.

FORMS OF SECURITIES

        Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

  Registered Global Securities

        We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Kosmos, the trustees, the warrant agents, the unit agents or any other agent of Kosmos, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        Kosmos and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

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  through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

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  in "at the market offerings" within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  directly to a limited number of purchasers or to a single purchaser;

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  through agents; or

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  through a combination of any of these methods of sale.

        The prospectus supplement will state the terms of the offering of the securities, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of such securities and the proceeds to be received by Kosmos, if any;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which the securities may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In addition, to the extent this prospectus is used by any selling securityholder to resell common shares or other securities, information with respect to the selling securityholder will be contained in a prospectus supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

        If Kosmos and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

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  negotiated transactions;

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  at a fixed public offering price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        Kosmos and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        Kosmos and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Kosmos at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Underwriters and agents may be entitled under agreements entered into with Kosmos and/or the selling securityholders, if applicable, to indemnification by Kosmos and/or the selling securityholders, if applicable, against certain civil liabilities, including, without limitation, liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Kosmos and its affiliates in the ordinary course of business.

        Each series of securities other than our common shares, which is listed on the NYSE or the LSE, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Conyers Dill & Pearman Limited, our special Bermuda counsel.

EXPERTS

        The consolidated financial statements of Kosmos Energy Ltd. appearing in our Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein) and the effectiveness of Kosmos Energy Ltd.'s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2017 and 2016. The reserve estimates at December 31, 2017 and December 31, 2016 are based on reports prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are incorporated by reference into this prospectus in reliance upon the authority of such firm as experts in these matters.